Exhibit 99.1
Dutch Bros Inc. Reports Fourth Quarter and Fiscal Year 2025 Financial Results
Achieves 29% Revenue Growth Year-Over-Year in the Fourth Quarter
Delivers 7.7% System Same Shop Sales Growth, Including 5.4% System Same Shop Transaction Growth in the Fourth Quarter
Delivers 19th Consecutive Year of Positive Same Shop Sales Growth
TEMPE, Ariz. - February 12, 2026 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the U.S. quick service beverage industry, today reported financial results for the fourth quarter and year ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Opened 55 new shops, 52 of which were company-operated, across 17 states.
•Total revenues grew 29.4% to $443.6 million as compared to $342.8 million in the same period of 2024.
•Systemwide same shop sales1 increased 7.7% and systemwide same shop transactions increased 5.4% relative to the same period in 2024. Company-operated same shop sales1 increased 9.7% and company-operated same shop transactions increased 7.6% relative to the same period of 2024.
•Net income was $29.2 million as compared to $6.4 million in the same period of 2024.
•Adjusted EBITDA2 grew 48.8% to $72.6 million as compared to $48.8 million in the same period of 2024.
Christine Barone, Chief Executive Officer and President of Dutch Bros, said, “The results of our fourth quarter and full year 2025 show that five years into our journey as a public company, Dutch Bros not only delivered a record-breaking year, but reinforced our well-defined path of sustainable, profitable growth. This continued growth is a powerful testament to our culture, proving that the playbook of authentic human connection, industry-leading innovation, and incredible depth in field leadership is the ultimate engine for scaling this business. We believe we have the right energy and the right strategy to continue winning market share for years to come.”
Barone continued, “In the fourth quarter, we delivered outstanding revenue growth of 29%, system same shop sales growth of 7.7%, and company-operated same shop sales growth of 9.7%. This strong topline performance was driven by increases in transactions and a value proposition that clearly hit home with our customers – an unmistakable indicator of the magnetic strength of the Dutch Bros brand. We also saw exceptional adjusted EBITDA growth of 49%, which significantly outpaced topline momentum and enabled continued investment in our people and the initiatives driving our growth.”
Josh Guenser, Chief Financial Officer of Dutch Bros, concluded, “Our confidence in delivering our goal of 2,029 shops in 2029 has never been higher, as we expanded our footprint into seven contiguous states while delivering record AUVs of $2.1 million in 2025.”

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Full Year 2025 Highlights
•Opened 154 new shops, 141 of which were company-operated, across 22 states.
•Total revenues grew 27.9% to $1.64 billion as compared to $1.28 billion in 2024.
•System same shop sales1 increased 5.6% and systemwide same shop transactions increased 3.2% compared to 2024. Company-operated same shop sales1 and transactions increased 7.4% and 5.4%, respectively, compared to 2024.
•Net income was $117.3 million as compared to $66.5 million in 2024.
•Adjusted EBITDA2, a non-GAAP financial measure, increased 31.4% to $302.6 million as compared to $230.3 million in 2024.

2026 Guidance
•Total revenues are projected to be between approximately $2 billion and $2.03 billion.
•Same shop sales1 growth is estimated to be in the range of 3% to 5%.
•Adjusted EBITDA3 is estimated to be between $355 million and $365 million, which includes the continued impact of elevated coffee costs, partially offset by leverage on Adjusted SG&A.
•Capital expenditures are estimated to be between $270 million and $290 million.
•Total system shop openings are estimated to be at least 181.
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1    Same shop sales is defined in the section “Select Financial Metrics”.
2    This is a non-GAAP financial measure. Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA to the corresponding U.S. GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Joshua Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the fourth quarter and year ended December 31, 2025.
Event: Fourth Quarter 2025 Conference Call and Webcast
Date: Thursday, February 12, 2026
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high-growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE.
Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 1,136 locations across 25 states as of December 31, 2025.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this press release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this press release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, Dutch Bros’ growth trajectory, and Dutch Bros’ potential or assumed future results of operations, including updated guidance for 2025, new shop openings, estimated capital expenditures, business strategies, and potential sales and revenue growth. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “intend,” “may,” “target,” “estimates,” “predict,” “project,” “expect,” “should,” “guidance,” “optimistic,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to past growth being indicative of future results, whether Dutch Bros’ multi-year initiatives, including mobile order capabilities and expansion of such capabilities, increase of customer engagement and sales, the success of Dutch Bros’ food offering sales translating to sales of food offerings in other markets, changes in consumer preference due to new information or regulations regarding additives, diet and health or otherwise, general economic conditions, commodity inflation, the ability to navigate evolving macroeconomic conditions, the effects of disruption between the U.S. and its trading partners due to tariffs or other policies, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 5, 2025, and in our future reports to be filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2025	2024	2025	2024
Revenues
Company-operated shops	$409,575	$314,182	$1,509,329	$1,165,830
Franchising and other	34,035	28,604	128,830	115,185
Total revenues	443,610	342,786	1,638,159	1,281,015

Costs and Expenses
Cost of sales	336,480	254,838	1,214,213	940,886
Selling, general and administrative	73,171	72,170	262,766	234,036
Total costs and expenses	409,651	327,008	1,476,979	1,174,922

Income from operations	33,959	15,778	161,180	106,093

Other expense
Interest expense, net	(7,419)	(6,761)	(28,305)	(27,020)
Other income (expense), net	4,600	(1,545)	2,748	5,812
Total other expense	(2,819)	(8,306)	(25,557)	(21,208)

Income before income taxes	31,140	7,472	135,623	84,885
Income tax expense	1,985	1,105	18,348	18,435
Net income	$29,155	$6,367	$117,275	$66,450
Less: Net income attributable to non-controlling interests	7,785	2,755	37,433	31,192
Net income attributable to Dutch Bros Inc.	$21,370	$3,612	$79,842	$35,258
Net income per share of Class A and Class D common stock[1]:
Basic	$0.17	$0.03	$0.64	$0.34
Diluted	$0.17	$0.03	$0.64	$0.34
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	127,046	114,668	125,329	103,504
Diluted	127,438	115,248	125,764	104,129
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1 Class D common shares were included in net income per share and weighted-average number of shares calculations in periods prior to June 2024. As of June 2024, all Class D common shares were converted to Class A common shares.

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DUTCH BROS INC.
Segment Financials

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2025	2024	2025	2024
Revenues
Company-operated shops	$409,575	$314,182	$1,509,329	$1,165,830
Franchising and other	34,035	28,604	128,830	115,185
Total revenues	443,610	342,786	1,638,159	1,281,015
Cost of sales
Company-operated shops
Beverage, food & packaging	110,609	79,829	390,331	296,752
Labor costs	107,125	84,998	405,932	315,805
Occupancy & other costs	70,499	54,906	251,106	191,372
Pre-opening costs	8,269	3,581	25,355	15,133
Franchising and other	9,471	6,396	29,736	30,100
Segment cost of sales[1]	305,973	229,710	1,102,460	849,162
Segment contribution
Company-operated shops	113,073	90,868	436,605	346,768
Franchising and other	24,564	22,208	99,094	85,085
Total segment contribution	$137,637	$113,076	$535,699	$431,853

Segment depreciation and amortization	(30,507)	(25,128)	(111,753)	(91,724)

Selling, general and administrative	(73,171)	(72,170)	(262,766)	(234,036)
Interest expense, net	(7,419)	(6,761)	(28,305)	(27,020)
Other income (expense), net	4,600	(1,545)	2,748	5,812
Income before income taxes	$31,140	$7,472	$135,623	$84,885
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1 Segment cost of sales for this presentation excludes impact of depreciation and amortization.

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DUTCH BROS INC.
Company-Operated Shops Results

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	409,575	100.0	314,182	100.0	1,509,329	100.0	1,165,830	100.0

Beverage, food and packaging costs	110,609	27.0	79,829	25.4	390,331	25.9	296,752	25.5
Labor costs	107,125	26.2	84,998	27.1	405,932	26.9	315,805	27.1
Occupancy and other costs	70,499	17.2	54,906	17.5	251,106	16.6	191,372	16.4
Pre-opening costs	8,269	2.0	3,581	1.1	25,355	1.7	15,133	1.3
Depreciation and amortization	29,169	7.1	23,607	7.5	106,216	7.0	86,809	7.4
Company-operated shops costs and expenses	325,671	79.5	246,921	78.6	1,178,940	78.1	905,871	77.7
Company-operated shops gross profit	83,904	20.5	67,261	21.4	330,389	21.9	259,959	22.3
Company-operated shops contribution [1]	113,073	27.6	90,868	28.9	436,605	28.9	346,768	29.7
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Year Ended December 31,
(in thousands; unaudited)	2025	2024
Net cash provided by operating activities	$295,545	$246,432
Net cash used in investing activities	(241,068)	(212,072)
Net cash provided by (used in) financing activities	(78,427)	125,449
Net increase (decrease) in cash and cash equivalents	$(23,950)	$159,809
Cash and cash equivalents at beginning of period	293,354	133,545
Cash and cash equivalents at end of period	$269,404	$293,354

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$269,404	$293,354
Accounts receivable, net	18,387	10,598
Inventories, net	48,917	36,488
Prepaid expenses and other current assets	20,670	17,501
Total current assets	357,378	357,941
Property and equipment, net	824,502	683,971
Lease right-of-use assets, net	855,339	689,879
Deferred income tax assets, net	946,571	742,126
Other long-term assets	25,524	27,168
Total assets	$3,009,314	$2,501,085
Liabilities and Equity
Current liabilities:
Accounts payable	$37,625	$32,225
Other current liabilities	99,173	83,361
Deferred revenue	55,658	42,868
Current portion of tax receivable agreements liability	7,696	71
Current portion of lease liabilities	36,466	27,235
Current portion of long-term debt	3,881	17,311
Total current liabilities	240,499	203,071
Deferred revenue, net of current portion	8,918	8,015
Lease liabilities, net of current portion	852,380	678,608
Long-term debt, net of current portion	196,295	219,755
Tax receivable agreements liability	813,353	627,763
Other long-term liabilities	—	8
Total liabilities	2,111,445	1,737,220
Equity:
Common stock	1	1
Additional paid in capital	581,261	517,074
Accumulated other comprehensive income	48	628
Retained earnings	99,508	19,666
Total stockholders' equity attributable to Dutch Bros Inc.	680,818	537,369
Non-controlling interests	217,051	226,496
Total equity	897,869	763,865
Total liabilities and equity	$3,009,314	$2,501,085

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands; unaudited)	2025	2024	2025	2024
Shop count, beginning of period
Company-operated	759	645	670	542
Franchised	322	305	312	289
	1,081	950	982	831

Company-operated new openings	52	25	141	128
Franchised new openings	3	7	13	23

Shop count, end of period
Company-operated	811	670	811	670
Franchised	325	312	325	312
Total shop count	1,136	982	1,136	982

Systemwide AUV [1]	N/A	N/A	$2,115	$2,018
Company-operated shops AUV [1]	N/A	N/A	$2,061	$1,933

Systemwide same shop sales [2,3]	7.7%	6.9%	5.6%	5.3%
Ticket	2.3%	4.6%	2.4%	5.4%
Transactions	5.4%	2.3%	3.2%	(0.1)%
Company-operated same shop sales [2]	9.7%	9.5%	7.4%	6.8%
Ticket	2.1%	4.3%	2.0%	5.3%
Transactions	7.6%	5.2%	5.4%	1.5%

Systemwide sales [3]	$585,667	$476,268	$2,223,576	$1,819,018
Company-operated operating weeks [4]	10,101	8,513	37,667	31,708
Franchising and other operating weeks [4]	4,205	4,003	16,527	15,579
Dutch Rewards transactions as a percentage of total transactions [5]	73%	71%	72%	68%

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	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenues	409,575	100.0	314,182	100.0	1,509,329	100.0	1,165,830	100.0
Company-operated shops gross profit	83,904	20.5	67,261	21.4	330,389	21.9	259,959	22.3
Company-operated shops contribution [6]	113,073	27.6	90,868	28.9	436,605	28.9	346,768	29.7
Selling, general, and administrative expenses	73,171	16.5	72,170	21.1	262,766	16.0	234,036	18.3
Adjusted selling, general, and administrative expenses [6]	65,417	14.7	64,399	18.8	235,262	14.4	202,720	15.8
Net income	29,155	6.6	6,367	1.9	117,275	7.2	66,450	5.2
Adjusted EBITDA [6]	72,642	16.4	48,822	14.2	302,554	18.5	230,283	18.0
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1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shops net sales by the total number of systemwide and company-operated shops, respectively. Management uses these metrics as an indicator of shop growth and future expectations of mature locations.
2    Same shop sales represents the estimated percentage change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Same shop sales can be impacted by changes in customer transaction counts and by changes in the per-ticket amounts. Management uses these metrics as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Systemwide shop base	912	754	794	641
Company-operated shop base	612	473	510	370
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under U.S. GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number of operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.

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Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shops contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated shops segment gross profit, before company-operated shops depreciation and amortization.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, expenses associated with credit facility refinancing, executives transitions costs, (gain) loss on the remeasurement of the liability related to the Tax Receivable Agreements (TRAs), sale of Aircraft, and organization realignment and restructurings costs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense, expenses associated with equity offerings, executives transitions costs, and organization realignment and restructurings costs.

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation expense, sale of Aircraft, organization realignment and restructurings costs, and income tax effects of items excluded from net income.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of restricted stock awards and units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, sale of Aircraft, organization realignment and restructurings costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.

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Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock awards and restricted stock units in Dutch Bros Inc. to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our equity offerings, including secondary offerings by our Sponsor. These costs include, but are not limited to, legal fees, consulting fees, tax fees, and accounting fees.
Expenses associated with 2022 credit facility refinancing
Costs incurred as a result of refinancing our credit facility in May 2025, including write-off of unamortized loan costs related to the amendment and restatement of our 2022 Credit Facility, and intermediary fees and other costs related to our 2025 Credit Facility.
Executive transitions
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023, and amortized through the first quarter of 2024.
TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.
Sale of Aircraft
Gain impact related to the sale of the Company airplane, hangar and related equipment to our Co-Founder.
Organization realignment and restructurings
Fees and costs, including consulting, employee-related and other costs, in connection with our comprehensive initiatives to develop and implement a long-term strategy involving changes to our organizational structure to support our growth. Our 2024 initiative resulted in realignment activities that occurred in 2023, and restructuring activities to expand our support center operations in Phoenix, Arizona including the build out and move into our new office, that commenced in 2024, and were substantially completed in March 2025. The activities related to our 2025 initiative, which commenced in May 2025 and are expected to continue through the first half of 2026, primarily relate to relocation and streamlining of our remaining back-office operations to our new Phoenix, Arizona corporate headquarters. Given the magnitude and scope of these strategic initiatives, we do not expect such costs will recur in the foreseeable future, and do not consider such costs reflective of the ongoing costs necessary to operate our business.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock awards and units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.
Controlling and non-controlling interest adjustments
Adjustments to controlling and non-controlling interests to align the numerator of the net income per share to the denominator, which assumes the full exchange of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.

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Supplemental Reconciliations of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this press release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops gross profit	83,904	20.5	67,261	21.4	330,389	21.9	259,959	22.3
Depreciation and amortization	29,169	7.1	23,607	7.5	106,216	7.0	86,809	7.4
Company-operated shops contribution	113,073	27.6	90,868	28.9	436,605	28.9	346,768	29.7

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income	29,155	6.6	6,367	1.9	117,275	7.2	66,450	5.2
Depreciation and amortization	31,744	7.2	25,521	7.4	115,133	7.0	93,005	7.3
Interest expense, net	7,419	1.6	6,761	2.0	28,305	1.7	27,020	2.1
Income tax expense	1,985	0.4	1,105	0.3	18,348	1.1	18,435	1.4
EBITDA	70,303	15.8	39,754	11.6	279,061	17.0	204,910	16.0
Equity-based compensation	4,509	1.1	3,262	1.0	18,022	1.2	11,482	0.9
Expenses associated with equity offerings	—	—	—	—	—	—	1,489	0.1
Expenses associated with 2022 credit facility refinancing	—	—	—	—	2,000	0.1	—	—
Executive transitions	—	—	—	—	—	—	75	—
TRAs remeasurements	(4,767)	(1.1)	1,440	0.3	(4,767)	(0.3)	(4,247)	(0.3)
Sale of Aircraft	—	—	—	—	—	—	(1,302)	(0.1)
Organization realignment and restructurings:
Employee-related costs	2,380	0.6	2,262	0.7	7,607	0.5	15,549	1.2
Other costs	217	—	2,104	0.6	631	—	2,327	0.2
Total organization realignment and restructurings	2,597	0.6	4,366	1.3	8,238	0.5	17,876	1.4
Adjusted EBITDA	72,642	16.4	48,822	14.2	302,554	18.5	230,283	18.0

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative	73,171	16.5	72,170	21.1	262,766	16.0	234,036	18.3
Depreciation and amortization	(1,237)	(0.3)	(393)	(0.1)	(3,380)	(0.2)	(1,281)	(0.2)
Equity-based compensation	(3,920)	(0.9)	(3,012)	(0.9)	(15,886)	(0.9)	(10,595)	(0.8)
Expenses associated with equity offerings	—	—	—	—	—	—	(1,489)	(0.1)
Executive transitions	—	—	—	—	—	—	(75)	—
Organization realignment and restructurings:
Employee-related costs	(2,380)	(0.6)	(2,262)	(0.7)	(7,607)	(0.5)	(15,549)	(1.2)
Other costs	(217)	—	(2,104)	(0.6)	(631)	—	(2,327)	(0.2)
Total organization realignment and restructurings	(2,597)	(0.6)	(4,366)	(1.3)	(8,238)	(0.5)	(17,876)	(1.4)
Adjusted selling, general, and administrative	65,417	14.7	64,399	18.8	235,262	14.4	202,720	15.8

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2025	2024	2025	2024
Net income	$29,155	$6,367	$117,275	$66,450
Equity-based compensation	4,509	3,262	18,022	11,482
Expenses associated with equity offerings	—	—	—	1,489
Executive transitions	—	—	—	75
Expenses associated with 2022 credit facility financing	—	—	2,000	—
TRAs remeasurements	(4,767)	1,440	(4,767)	(4,247)
Sale of Aircraft	—	—	—	(1,302)
Organization realignment and restructuring:
Employee-related costs	2,380	2,262	7,607	15,549
Other costs	217	2,104	631	2,327
Total organization realignment and restructuring	2,597	4,366	8,238	17,876
Income tax effects	(1,365)	(2,925)	(6,826)	(3,997)
Adjusted net income	$30,129	$12,510	$133,942	$87,826

Dutch Bros Inc.| Earnings Release | 15

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2025	2024	2025	2024
Weighted-average shares of Class A and Class D common stock outstanding - basic	127,046	114,668	125,329	103,504
Dilutive effects of restricted stock awards and units	392	580	435	625
Weighted-average shares of Class A and Class D common stock outstanding - diluted	127,438	115,248	125,764	104,129
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	50,481	62,530	52,121	73,660
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	177,919	177,778	177,885	177,789

Net income per share of Class A and Class D common stock - diluted	$0.17	$0.03	$0.64	$0.34
Controlling and non-controlling interest adjustments	—	0.01	0.03	0.03
Equity-based compensation	0.03	0.02	0.11	0.06
Expenses associated with equity offerings	—	—	—	0.01
Expenses associated with 2022 credit facility refinancing	—	—	0.01	—
Executive transitions	—	—	—	—
TRAs remeasurements	(0.03)	0.01	(0.03)	(0.02)
Sale of Aircraft	—	—	—	(0.01)
Organization realignment and restructurings:
Employee-related costs	0.01	0.01	0.04	0.09
Other costs	—	0.01	—	0.01
Total organization realignment and restructurings	0.01	0.02	0.04	0.10
Income tax effects	(0.01)	(0.02)	(0.04)	(0.02)
Adjusted net income per fully exchanged share of diluted common stock	$0.17	$0.07	$0.76	$0.49

Dutch Bros Inc.| Earnings Release | 16

For Investor Relations inquiries:
Neil Patel
(480) 447-2282
neil.patel@dutchbros.com

For Media Relations inquiries:
Erin Gray
(480) 382-7228
erin.gray@dutchbros.com

Dutch Bros Inc.| Earnings Release | 17